Exhibit 99.1

FMC Corporation
1735 Market Street
Philadelphia, PA 19103
USA
News Release	215.299.6000
fmc.com

For Release: Immediate

FMC Media Contact: Jim Fitzwater - 215.299.6633
FMC Investor Relations Contact: Alisha Bellezza - 215.299.6119
FMC Corporation Announces Third Quarter Results, Full-Year Outlook Driven by Agricultural Solutions Momentum

Third Quarter 2013 Highlights

•	Consolidated revenues up 16 percent to $957.4 million

•	Consolidated adjusted earnings per share up 7 percent to $0.82 per diluted share

•	Agricultural Solutions segment earnings up 13 percent

•	Health and Nutrition segment earnings up 2 percent

•	Minerals segment earnings down 20 percent

2013 Outlook

•	Continued strong momentum in Agricultural Solutions expected to deliver 10th consecutive year of record segment earnings

•	Robust fourth quarter segment earnings growth in Health and Nutrition driven by organic growth and contributions from acquired businesses

•	Improving operational performance in Lithium and continued export price increases in soda ash to provide sequential fourth quarter earnings growth in Minerals

•	Full-year 2013 outlook for adjusted earnings of $3.74 to $3.84 per diluted share, a 12 percent increase compared to prior year at midpoint of range

PHILADELPHIA, October 28, 2013 - FMC Corporation (NYSE:FMC) today reported third quarter revenues of $957.4 million, a 16 percent increase over the same period in 2012. The company reported net income of $17.9 million, or $0.13 per diluted share, in the third quarter of 2013, versus net income of $90.0 million, or $0.65 per diluted share, in the third quarter of 2012. Third quarter results include charges of $92.3 million after tax, or $0.69 per diluted share, compared to charges of $17.1 million after tax, or $0.12 per diluted share, in the prior-year quarter. Excluding these items in both periods, adjusted earnings were $0.82 per diluted share in the current quarter, an increase of 7 percent versus the prior-year quarter.

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Segment Results and Outlook
FMC Agricultural Solutions
FMC Agricultural Solutions’ third-quarter segment revenues of $530.2 million increased 25 percent versus the prior-year quarter, driven by a strong start to the Latin American season. Sales in Latin America increased significantly, reflecting a rebound in cotton acreage, increased soybean planted area and growth in newly introduced products. North American markets saw lower demand as a result of pest pressures that were below last year’s levels. Third quarter segment earnings of $114.2 million were 13 percent higher than the year-ago quarter as volume gains were partially offset by regional mix, continued investments to support growth and short-term foreign exchange volatility.
The company anticipates continued growth and market penetration in Latin American markets in the fourth quarter. Volume gains in nearly all geographies, plus benefits from newly introduced products, will contribute to a 10th consecutive year of record segment earnings, increasing mid- to high-teens percent over 2012.
FMC Health and Nutrition
FMC Health and Nutrition’s third-quarter segment revenues were $190.4 million, up 10 percent versus the year-ago quarter on higher volumes, pricing and partial-quarter contributions from the recent acquisition of Epax. Segment earnings of $41.1 million were 2 percent higher than the prior year as volume growth in food markets was partially offset by a deceleration in pharmaceutical demand, spending in recently acquired businesses and raw material cost increases. The recently acquired Epax business performed as expected, with initial customer reception positive and underlying demand patterns for Omega-3s remaining strong.
The company anticipates strong earnings growth in the fourth quarter through continued strength in the core food market, a return of pharmaceutical demand to typical quarterly levels and increased contribution from Epax. Full-year segment earnings are expected to increase high single-digit percent versus 2012.

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FMC Minerals
FMC Minerals’ third-quarter segment revenues of $237.8 million increased 6 percent from the year-ago quarter. Third-quarter segment earnings of $27.7 million were down 20 percent versus the previous year. In Alkali Chemicals, higher global soda ash sales volumes were offset by lower export pricing and one-time production factors that impacted costs. Given these conditions, the company elected to perform further maintenance, which resulted in additional costs in the quarter. The Lithium business, despite year-on-year flat financial performance, demonstrated continuous daily production rates that were 25 to 30 percent above pre-expansion rates in the quarter.
FMC anticipates these process improvements will result in improved Lithium performance in the fourth quarter. In Alkali Chemicals, the company saw improvements in Asian soda ash pricing in the third quarter, and expects this trend to continue in the fourth quarter. For the full year, segment earnings are expected to be down mid- to low-20’s percent versus the previous year, as Alkali volume increases will be offset by lower average soda ash export pricing and by the Lithium operational challenges from earlier in the year.
Corporate and Other
In the third quarter, corporate and other expenses were $20.1 million versus $16.2 million in the prior-year quarter. Interest expense, net, was $9.8 million, flat to the year-ago quarter. For the quarter, depreciation and amortization was $34.2 million and capital additions were $72.0 million. On September 30, 2013, gross consolidated debt was $1,714.2 million, and debt, net of cash, was $1,604.6 million.
The company expects to announce the result of the divestiture process for FMC Peroxygens by the end of 2013.
Outlook
Pierre Brondeau, FMC president, CEO and chairman, said: “We are pleased with the performance in the Agricultural Solutions business that has continued to outpace market growth. The Health and Nutrition business is now positioned to demonstrate strong revenue and earnings growth going forward. Our Minerals business is recovering with export prices increasing and lithium operational improvements successfully implemented.

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“Despite a challenging year, we expect to deliver a solid performance with 13 percent revenue growth and 12 percent adjusted earnings per diluted share growth. We remain confident that all of our businesses are now aligned to finish 2013 in a position of strength and poised to accelerate growth in 2014.”
For the fourth quarter, the company anticipates adjusted earnings of $0.90 to $1.00 per diluted share, a 23 percent increase over 2012 adjusted earnings at the midpoint of this range. The company expects full-year adjusted earnings of $3.74 to $3.84 per diluted share, a 12 percent increase over 2012 adjusted earnings at the midpoint of this range. Current outlook reflects growth in Agricultural Solutions and Health and Nutrition, partially offset by weakness in the Minerals segment.
The company has posted supplemental information on the web at http://www.fmc.com, including its updated 2013 Outlook Statement, definitions of non-GAAP terms and reconciliations of non-GAAP figures to the nearest available GAAP term. Additionally, FMC Peroxygens results have been classified as a discontinued operation and as such all prior periods presented have been recasted to reflect this change.
FMC will conduct its third quarter conference call and webcast at 11:00 a.m. ET on Tuesday, October 29, 2013. This event will be available live and as a replay on the web at http://www.fmc.com.

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*****    *****    *****    *****    *****    *****    *****    *****    *****    *****
FMC Corporation is a diversified chemical company serving agricultural, industrial, environmental, and consumer markets globally for more than a century with innovative solutions, applications and quality products. In 2012, FMC had annual sales of approximately $3.4 billion. The company employs approximately 6,000 people throughout the world, and operates its businesses in three segments: FMC Agricultural Solutions, FMC Health and Nutrition, and FMC Minerals. For more information, visit www.FMC.com.

    Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in FMC Corporation's 2012 Form 10-K and other SEC filings. Such information contained herein represents management's best judgment as of the date hereof based on information currently available. FMC Corporation does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

# # #

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2013	2012	2013	2012
Revenue	$957.4	$821.9	$2,744.1	$2,494.4

Costs of sales and services	653.0	523.9	1,758.6	1,547.6

Gross margin	304.4	298.0	985.5	946.8

Selling, general and administrative expenses	124.9	118.7	374.1	357.3
Research and development expenses	29.0	28.1	84.7	82.4
Restructuring and other charges (income)	32.1	5.5	47.3	9.1
Total costs and expenses	839.0	676.2	2,264.7	1,996.4
Income from operations	118.4	145.7	479.4	498.0
Equity in (earnings) loss of affiliates	0.1	0.2	0.5	0.3
Interest expense, net	9.8	9.8	31.4	30.3

Income from continuing operations before income taxes	108.5	135.7	447.5	467.4
Provision for income taxes	32.0	29.9	113.1	113.2
Income from continuing operations	76.5	105.8	334.4	354.2
Discontinued operations, net of income taxes	(56.6)	(11.2)	(58.3)	(24.7)
Net income	$19.9	$94.6	$276.1	$329.5
Less: Net income attributable to noncontrolling interests	2.0	4.6	9.3	15.5
Net income attributable to FMC stockholders	$17.9	$90.0	$266.8	$314.0

Amounts attributable to FMC stockholders:
Income from continuing operations, net of tax	$74.5	$101.2	$325.1	$338.7
Discontinued operations, net of tax	(56.6)	(11.2)	(58.3)	(24.7)
Net income	$17.9	$90.0	$266.8	$314.0
Basic earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$0.55	$0.73	$2.39	$2.45
Discontinued operations	(0.42)	(0.08)	(0.43)	(0.18)
Basic earnings per common share	$0.13	$0.65	$1.96	$2.27
Average number of shares used in basic earnings per share computations	134.1	137.4	135.8	137.7
Diluted earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$0.55	$0.73	$2.38	$2.44
Discontinued operations	(0.42)	(0.08)	(0.43)	(0.18)
Diluted earnings per common share	$0.13	$0.65	$1.95	$2.26
Average number of shares used in diluted earnings per share computations	135.0	138.4	136.7	138.9

Other Data:
Capital additions	$72.0	$38.8	$139.7	$108.7
Depreciation and amortization expense	$34.2	$28.5	$91.7	$84.6

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES
SCHEDULE OF ADJUSTED EARNINGS FROM CONTINUING OPERATIONS (NON-GAAP)(2)
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2013	2012	2013	2012
Revenue	$957.4	$821.9	$2,744.1	$2,494.4

Costs of sales and services	650.9	523.3	1,756.5	1,540.4

Gross margin	306.5	298.6	987.6	954.0

Selling, general and administrative expenses	114.6	110.6	339.5	331.0
Research and development expenses	29.0	28.1	84.7	82.4
Equity in (earnings) loss of affiliates	0.1	0.2	0.5	0.3

Total costs and expenses	794.6	662.2	2,181.2	1,954.1

Adjusted earnings from continuing operations, before interest, income taxes and noncontrolling interests (Non-GAAP) (1)	$162.8	$159.7	$562.9	$540.3

Interest expense, net	9.8	9.8	31.4	30.3
Adjusted earnings from continuing operations, before income taxes and noncontrolling interests	$153.0	$149.9	$531.5	$510.0

Provision for income taxes	40.8	38.2	135.1	131.0
Net income attributable to noncontrolling interests	2.0	4.6	9.3	15.5
Adjusted after-tax earnings from continuing operations, attributable to FMC stockholders (Non-GAAP) (2)	$110.2	$107.1	$387.1	$363.5

Diluted adjusted after-tax earnings from continuing operations per share, attributable to FMC stockholders	$0.82	$0.77	$2.83	$2.62
Average number of shares used in diluted adjusted after-tax earnings from continuing operations per share computations	135.0	138.4	136.7	138.9
___________________
(1) Referred to as adjusted operating profit in the Press Release narrative.
(2) The Company believes that the Non-GAAP financial measure “Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders”, and its presentation on a per share basis, provides useful information about the Company’s operating results to investors and securities analysts. Adjusted earnings excludes the effects of restructuring and other charges and income, non-operating retirement-related costs, acquisition related charges and tax related adjustments. The Company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying businesses from period to period. Additionally, the above schedule is presented in a format which reflects the manner in which we manage our business and is not in accordance with GAAP.

Please see the reconciliation of Non-GAAP financial measures to GAAP financial results.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO FMC STOCKHOLDERS (GAAP)
TO ADJUSTED AFTER-TAX EARNINGS FROM CONTINUING OPERATIONS,
ATTRIBUTABLE TO FMC STOCKHOLDERS (NON-GAAP)
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2013	2012	2013	2012
Net income attributable to FMC stockholders (GAAP)	$17.9	$90.0	$266.8	$314.0
Discontinued operations, net of income taxes (a)	56.6	11.2	58.3	24.7
Restructuring and other charges (income) (b)	32.1	5.5	47.3	9.1
Non-operating pension and postretirement charges (c)	5.7	8.1	30.0	26.3
Acquisition related charges (d)	6.7	0.6	6.7	7.2
Tax effect of restructuring and other charges (income), non-operating pension and postretirement charges and acquisition-related charges	(16.2)	(5.3)	(31.1)	(15.9)
Tax adjustments (e)	7.4	(3.0)	9.1	(1.9)

Adjusted after-tax earnings from continuing operations attributable to FMC stockholders (Non-GAAP)	$110.2	$107.1	$387.1	$363.5

Diluted earnings per common share (GAAP)	$0.13	$0.65	$1.95	$2.26
Discontinued operations per diluted share	0.42	0.08	0.44	0.18
Restructuring and other charges (income) per diluted share, before tax	0.24	0.04	0.34	0.06
Non-operating pension and postretirement charges per diluted share, before tax	0.04	0.06	0.22	0.19
Acquisition related charges per diluted share, before tax	0.05	—	0.05	0.05
Tax effect of restructuring and other charges (income), non-operating pension and postretirement charges and acquisition-related charges, per diluted share	(0.12)	(0.04)	(0.23)	(0.11)
Tax adjustments per diluted share	0.06	(0.02)	0.06	(0.01)

Diluted adjusted after-tax earnings from continuing operations per share, attributable to FMC stockholders (Non-GAAP)	$0.82	$0.77	$2.83	$2.62

Average number of shares used in diluted adjusted after-tax earnings from continuing operations per share computations	135.0	138.4	136.7	138.9
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(a) Discontinued operations for all periods presented include our FMC Peroxygens business results as well as provisions, net of recoveries, for environmental liabilities and legal reserves and expenses related to previously discontinued operations. During the third quarter of 2013, we recorded a charge to our discontinued operations. GAAP accounting rules require that assets held for sale related to our Peroxygens business be reported at the lower of carrying value or fair value less costs to sell. The rules require that the carrying value include any accumulated foreign currency translation adjustments ("CTA") that would be reclassified to earnings upon completion of sale. Our wholly-owned Spanish subsidiary, Foret, has significant accumulated CTA losses and due in large part to the inclusion of these translation losses in our carrying value assessment,  we recorded an impairment charge of approximately $65.0 million ($50.8 million after tax).
(b) Three Months Ended September 30, 2013:
Restructuring and other charges (income) for the three months ended September 30, 2013, include charges of $30.6 million primarily related to collaboration and license agreements entered into by our FMC Agricultural Solutions segment for the purpose of obtaining certain technology and intellectual property rights relating to new compounds still under development. Additionally charges for the three months ended September 30, 2013 include charges associated with continuing environmental sites as a Corporate charge of $1.0 million. Remaining restructuring and other charges (income) include net miscellaneous charges of $0.5 million.

Three Months Ended September 30, 2012:
Restructuring and other charges (income) for the three months ended September 30, 2012, include charges of $4.4 million related to collaboration and license agreements entered into by our FMC Agricultural Solutions segment for the purpose of obtaining certain technology and intellectual property rights relating to new compounds still under development. Additionally charges for the three months ended September 30, 2012 include charges associated with continuing environmental sites as a Corporate charge of $1.0 million. Remaining restructuring and other charges (income) include net miscellaneous charges of $0.1 million.
Nine Months Ended September 30, 2013:
Restructuring and other charges (income) for the nine months ended September 30, 2013, include charges of $32.1 million primarily related to collaboration and license agreements entered into by our FMC Agricultural Solutions segment for the purpose of obtaining certain technology and intellectual property rights relating to new compounds still under development. Also included are charges of $9.6 million associated with our Lithium restructuring within our FMC Minerals segment. Additionally, charges for the nine months ended September 30, 2013 include charges associated with continuing environmental sites as a Corporate charge of $3.0 million. Remaining restructuring and other charges (income) include net miscellaneous charges of $2.6 million.
Nine Months Ended September 30, 2012:
Restructuring and other charges (income) for the nine months ended September 30, 2012, include charges of $4.4 million related to collaboration and license agreements entered into by our FMC Agricultural Solutions segment for the purpose of obtaining certain technology and intellectual property rights relating to new compounds still under development. Additionally charges for the three months ended September 30, 2012 include charges associated with continuing environmental sites as a Corporate charge of $1.0 million. Remaining restructuring and other charges (income) include net miscellaneous charges of $3.7 million.
(c) Our non-operating pension and postretirement costs are defined as those costs related to interest, expected return on plan assets, amortized actuarial gains and losses and the impacts of any plan curtailments or settlements. These costs are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance and we consider these costs to be outside our operational performance. We exclude these non-operating pension and postretirement costs as we believe that removing them provides a better understanding of the underlying profitability of our businesses, provides increased transparency and clarity in the performance of our retirement plans and enhances period-over-period comparability. We continue to include the service cost and amortization of prior service cost in our Adjusted Earnings results noted above. We believe these elements reflect the current year operating costs to our businesses for the employment benefits provided to active employees.
(d) Charges related to the expensing of the inventory fair value step-up resulting from the application of purchase accounting for acquisitions and certain professional fees associated the completion of acquisitions. Charges for the three and nine months ended September 30, 2013, represented amortization of inventory fair value step-up of $2.1 million and certain professional fees of $4.6 million associated with the completion of our Epax acquisition within our FMC Health and Nutrition segment. The charges for the three and nine month periods ended September 30, 2012, representing amortization of inventory fair value step-up relate to a number of acquisitions completed in 2011 and in the second quarter of 2012. On the condensed consolidated statements of income, the charges associated with inventory fair value step-up are included in “Costs of sales and services” and fees associated with concluding the acquisitions are included in "Selling, general and administrative expenses".
(e) The tax charges in the three and nine months ended September 30, 2013 are associated with the expected sale of our discontinued FMC Peroxygens segments. Tax adjustments for the three and nine months ended September 30, 2012 represent adjustments associated with prior year tax matters.

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO FMC STOCKHOLDERS (GAAP)
TO ADJUSTED EARNINGS FROM CONTINUING OPERATIONS, BEFORE INTEREST AND INCOME TAXES (NON-GAAP)
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2013	2012	2013	2012
Net income (GAAP)	$19.9	$94.6	$276.1	$329.5
Discontinued operations, net of income taxes	56.6	11.2	58.3	24.7
Restructuring and other charges (income)	32.1	5.5	47.3	9.1
Non-operating pension and postretirement charges	5.7	8.1	30.0	26.3
Acquisition related charges	6.7	0.6	6.7	7.2
Interest expense, net	9.8	9.8	31.4	30.3
Provision for income taxes	32.0	29.9	113.1	113.2
Adjusted earnings from continuing operations, before interest, income taxes and noncontrolling interests (Non-GAAP) (1)	$162.8	$159.7	$562.9	$540.3
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(1) Referred to as Adjusted Operating Profit in the Press Release Narrative

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES
INDUSTRY SEGMENT DATA
(Unaudited, in millions)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2013	2012	2013	2012
Revenue
FMC Agricultural Solutions	$530.2	$423.6	$1,468.0	$1,271.4
FMC Health and Nutrition	190.4	173.7	572.2	512.7
FMC Minerals	237.8	224.6	706.8	710.3
Eliminations	(1.0)	—	(2.9)	—
Total	$957.4	$821.9	$2,744.1	$2,494.4
Income from continuing operations before income taxes
FMC Agricultural Solutions	114.2	100.9	402.2	343.7
FMC Health and Nutrition	41.1	40.3	129.1	126.0
FMC Minerals	27.7	34.6	92.1	127.1
Eliminations	(0.1)	0.1	(0.3)	0.1
Segment operating profit	182.9	175.9	623.1	596.9
Corporate and other	(20.1)	(16.2)	(60.2)	(56.6)
Adjusted earnings from continuing operations, before interest, income taxes and noncontrolling interests (Non-GAAP)	$162.8	$159.7	$562.9	$540.3

Restructuring and other (charges) income (a)	(32.1)	(5.5)	(47.3)	(9.1)
Interest expense, net	(9.8)	(9.8)	(31.4)	(30.3)
Non-operating pension and postretirement charges (b)	(5.7)	(8.1)	(30.0)	(26.3)
Acquisition related charges (c)	(6.7)	(0.6)	(6.7)	(7.2)
Provision for income taxes	(32.0)	(29.9)	(113.1)	(113.2)
Discontinued operations, net of income taxes	(56.6)	(11.2)	(58.3)	(24.7)
Net income attributable to noncontrolling interests	(2.0)	(4.6)	(9.3)	(15.5)
Net income attributable to FMC stockholders	$17.9	$90.0	$266.8	$314.0
____________________
(a) Three Months Ended September 30, 2013: Amounts related to FMC Agricultural Solutions charges of $30.7 million, FMC Health and Nutrition charges of $0.1 million, FMC Minerals charges of $0.3 million and Corporate charges of $1.0 million.
Three Months Ended September 30, 2012: Amounts related to FMC Agricultural Solutions charges of $4.4 million, FMC Health and Nutrition charges of $0.1 million and Corporate charges of $1.0 million.
Nine Months Ended September 30, 2013: Amounts related to FMC Agricultural Solutions charges of $32.6 million, FMC Health and Nutrition charges of $0.8 million, FMC Minerals charges of $9.6 million and Corporate charges of $4.3 million.
Nine Months Ended September 30, 2012: Amounts related to FMC Agricultural Solutions charges of $6.1 million, FMC Health and Nutrition charges of $0.3 million, FMC Minerals income of $0.3 million and Corporate charges of $3.0 million.
(b) See Note (c) to the schedule “Reconciliation of Net Income Attributable to FMC Stockholders (GAAP) to Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders (Non-GAAP)” for further details on the components that make up this line item.
(c) See Note (d) to the schedule “Reconciliation of Net Income Attributable to FMC Stockholders (GAAP) to Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders (Non-GAAP)” for further details on the components that make up this line item.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions)

	September 30, 2013	December 31, 2012
Cash and cash equivalents	$109.6	$77.1
Trade receivables, net	1,179.6	1,073.7
Inventories	707.7	642.4
Other current assets	205.4	172.9
Deferred income taxes	124.3	123.4
Current assets of discontinued operations held for sale	284.1	92.4
Total current assets	2,610.7	2,181.9

Property, plant and equipment, net	1,163.5	956.2
Goodwill	396.0	277.6
Deferred income taxes	208.8	234.6
Other long-term assets	551.8	479.4
Noncurrent assets of discontinued operations held for sale	—	244.2
Total assets	$4,930.8	$4,373.9

Short-term debt and current portion of long-term debt	$942.4	$55.6
Accounts payable, trade and other	388.9	404.2
Accrued customer rebates	334.9	141.7
Guarantees of vendor financing	21.3	31.4
Accrued pensions and other postretirement benefits, current	21.3	21.3
Other current liabilities	311.3	427.2
Current liabilities of discontinued operations held for sale	46.4	54.1
Total current liabilities	2,066.5	1,135.5

Long-term debt	771.8	908.8
Long-term liabilities	718.9	771.5
Noncurrent liabilities of discontinued operations held for sale	—	3.3
Equity	1,373.6	1,554.8
Total liabilities and equity	$4,930.8	$4,373.9

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Nine Months Ended September 30
	2013	2012
Cash provided (required) by operating activities	$380.6	$368.9

Cash provided (required) by operating activities of discontinued operations	(31.4)	(36.3)

Cash provided (required) by investing activities	(555.3)	(251.3)

Cash provided (required) by investing activities of discontinued operations	(15.2)	(19.0)

Cash provided (required) by financing activities:
Dividends paid	(55.6)	(35.4)
Repurchases of common stock under publicly announced program	(359.9)	(144.9)
Other financing activities	669.2	43.2
	253.7	(137.1)
Effect of exchange rate changes on cash	0.1	0.3
Increase (decrease) in cash and cash equivalents	32.5	(74.5)

Cash and cash equivalents, beginning of year	77.1	158.9

Cash and cash equivalents, end of period	$109.6	$84.4